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                                 March 28, 2001


Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY  10019-6099


     Re:  CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.


Ladies and Gentlemen:

     We have acted as special Maryland counsel to Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation ("CIK"), in connection with an Agreement and Plan of Reorganization (the "Agreement"), dated as of March 27, 2001, between CIK and Credit Suisse Asset Management Strategic Global Income Fund, Inc. ("CGF"), a Maryland corporation, pursuant to which CIK will acquire all of the assets and liabilities of CGF in exchange for shares of common stock, $.001 par value, of CIK (the "CIK Shares"), which will then be distributed to the holders of CGF common stock, $.001 par value.

     We have examined the combined proxy statements and prospectus and the Statement of Additional Information contained in CIK's Registration Statement on Form N-14, Securities Act File No. 333-56526, with respect to the Agreement (the "Registration Statement"), substantially in the form in which it is to become effective, CIK's Charter and Bylaws, and the Agreement. We have also examined and relied on a certificate of the Maryland State Department of Assessments and Taxation ("SDAT") to the effect that CIK is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland. With respect to the due organization of CIK and with the consent of Willkie Farr & Gallagher, we have also relied on certifications of the initial directors of CIK.

     We have also examined and relied on such other corporate records of CIK, including a certificate of an appropriate officer of CIK with respect to CIK Board actions and certain other matters, and such other documents as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents that we have reviewed, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.


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Willkie Farr & Gallagher
March 28, 2001
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     We have also assumed that the terms of the Agreement are fair and reasonable to CIK.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     1. CIK is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     2. When the Agreement has been duly approved by the stockholders of CIK in accordance with the listing rules of the New York Stock Exchange, appropriate Articles of Transfer with respect to the reorganization contemplated in the Agreement have been accepted for record by SDAT, and the CIK Shares have been issued pursuant to the Agreement and the Articles of Transfer and in the manner described in the Registration Statement, the CIK Shares will be validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

     This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

     You may rely on our foregoing opinion in rendering your opinion to CIK that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Legal Opinions" in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder. This opinion may not be relied on by any other person or for any other purpose without our prior written consent.

                                                     Very truly yours,

                                             /s/ Venable, Baetjer & Howard, LLP